Exhibit 1.1

Execution Copy

GENESIS ENERGY, L.P.

8,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

July 15, 2011

UNDERWRITING AGREEMENT

July 15, 2011

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

UBS Securities LLC,

as Representatives of the several Underwriters

named in Schedule A hereto

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

c/o Merrill Lynch, Pierce Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc,

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC (“Wells Fargo”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc, RBC Capital Markets, LLC and UBS Securities LLC are acting as representatives (collectively with Wells

Fargo, the “Representatives”), an aggregate of 7,350,000 Common Units - Class A (the “Partnership Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). Quintana Energy Partners II, L.P., a Cayman Islands limited partnership (“Quintana”), QEP II Genesis TE Holdco, LP, a Delaware limited partnership (“QEP”), and EIV Capital Fund LP, a Delaware limited partnership (“EIV” and, collectively with Quintana and QEP, the “Selling Unitholders”), unitholders in the Partnership, propose to sell to the Underwriters, severally and not jointly, the number of Common Units set forth opposite the name of such Selling Unitholder in Schedule B hereto under “Number of Firm Units” (the “Selling Unitholder Firm Units”). The Partnership Firm Units and the Selling Unitholder Firm Units are hereinafter collectively referred to as the “Firm Units.” In addition, solely for the purpose of covering over-allotments, the Partnership grants to the Underwriters the option to purchase from the Partnership up to an additional 850,000 Common Units (the “Partnership Additional Units,” and, together with the Partnership Firm Units, the “Partnership Units”), and the Selling Unitholders grant to the Underwriters the option to purchase from the Selling Unitholders up to the number of additional Common Units set forth opposite the name of such Selling Unitholder in Schedule B hereto (the “Selling Unitholder Additional Units” and, together with the Selling Unitholder Firm Units, the “Selling Unitholder Units”). The Partnership Additional Units and the Selling Unitholders Additional Units are hereinafter collectively referred to as the “Additional Units.” No Additional Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus, which is referred to and defined below.

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-167189) under the Act (the “Partnership registration statement”) relating to the Partnership Units, and a registration statement on Form S-3 (File No. 333-173337) under the Act (the “Selling Unitholder registration statement,” and each of the Partnership registration statement and the Selling Unitholder registration statement are referred to herein individually as a “registration statement” and collectively as the “registration statements”) relating to the Selling Unitholder Units; each including a prospectus, which registration statements incorporate by reference documents which the Partnership has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to each such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Each such registration statement, as so amended, has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the applicable registration statement, as amended at the time such registration statement has become, or is deemed to have become, effective under the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of such registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.

The Partnership has furnished to the Representatives, for use by the Underwriters and by dealers in connection with the offering of the Units, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Units. For purposes of this Agreement, documents available through the electronic data gathering, analysis and retrieval system (“EDGAR”) or the equivalent thereof with the Commission shall be deemed furnished to the Representatives. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any Basic Prospectus (as defined below) (whether or not in preliminary form) furnished to the Representatives by the Partnership and attached to or used with such preliminary prospectus supplement. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statements or filed pursuant to Rule 424(b) under the Act prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus or prospectuses and any basic prospectus or prospectuses furnished to the Representatives by the Partnership and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Representatives for use by the Underwriters and by dealers in connection with the offering of the Units.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule C attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) and any other “free writing prospectus” (as defined in Rule 405 under the Act (to which the Representatives provide their prior written consent)). The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s and the Selling Unitholders’ consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, as of the Applicable Time, the most recent Preliminary Prospectus and the Basic Prospectus, together with the information on Schedule D attached hereto, and each Permitted Free Writing Prospectus identified on Schedule C attached hereto, excluding each “road show” (as defined in Rule 433 under the Act).

Any reference herein to any registration statement, any Registration Statement, any Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statements, any Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to any amendment or supplement to the Registration Statements, any Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be.

As used in this Agreement, “business day” shall mean a day on which the Primary Stock Exchange is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

“Applicable Time,” as used in this Agreement, means 8:00 a.m. (New York time) on July 15, 2011.

“Partnership Agreement,” as used herein, means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 28, 2010, as amended.

“Subsidiary,” as used herein, means, as to any person or entity, any corporation, partnership, limited liability company or other entity controlled by such person or entity directly or indirectly through one or more intermediaries. For purposes of this definition, “control” of a person or entity means the power to direct or cause the direction of the management and policies of such person or entity, whether by contract or otherwise. Notwithstanding the above, for purposes of this definition and this Agreement, T&P Syngas, Faustina and Sandhill (each as defined in Section 3(e)(iii)), shall not be Subsidiaries.

“Lien,” as used herein, means any interest in Property securing an obligation owed to, or a claim by, a person or entity other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Property,” as used herein, means any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

“Davison Agreements,” as used herein, means collectively, that certain Contribution and Sale Agreement dated April 25, 2007, among the Partnership, Davison Petroleum Products, L.L.C., a Louisiana limited liability company (“DPP”), Davison Transport, Inc., a Louisiana corporation (“DTI”), Transport Company, an Arkansas corporation (“TC”), Terminal Service,

Inc., a Louisiana corporation (“TS”), Sunshine Oil and Storage, Inc., a Louisiana corporation (“SOS”), Fuel Masters, LLC, a Texas limited liability company, TDC, L.L.C., a Louisiana limited liability company, and Red River Terminal, L.L.C., a Louisiana limited liability company, as amended by that certain Amendment No. 1 to Contribution and Sale Agreement dated July 25, 2007, as further amended by Amendment No. 2 to the Contribution and Sale Agreement dated October 15, 2007, and as further amended by Amendment No. 3 to the Contribution and Sale Agreement dated March 3, 2008; that certain Unitholder Rights Agreement dated as of July 25, 2007, as amended from time to time, among the Partnership, DPP, DTI, TC, TS and SOS, that certain Registration Rights Agreement dated July 25, 2007, as amended from time to time, among the Partnership, DPP, DTI, TC, TS and SOS and that certain Pledge and Security Agreement dated July 25, 2007, as amended from time to time, among the Partnership, Genesis Davison, LLC, a Delaware limited liability company, and DPP.

“IDR Registration Rights Agreement” means that certain Registration Rights Agreement dated December 28, 2010, among the Partnership and the unitholders party thereto.

“Law,” as used herein, means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law or regulation.

“Primary Stock Exchange,” as used herein, means the Partnership’s primary securities exchange or market, which is the New York Stock Exchange as of the date of this Agreement.

On June 24, 2011, GEL Marine, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“GEL Marine”), entered into a definitive purchase and sale agreement by and between GEL Marine, Florida Marine Transporters, Inc. (“FMT”), FMT Heavy Oil Transportation, LLC, FMT Industries, L.L.C., JAR Assets, Inc., Pasentine Family Enterprises, LLC and PBC Management, Inc. (the “Purchase Agreement”), pursuant to which GEL Marine plans to, subject to the terms and conditions of the Purchase Agreement, acquire the black oil barge transportation business of FMT for aggregate consideration of approximately $142 million (the “Acquisition”).

The Partnership, the Selling Unitholders and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell, and the Selling Unitholders agree to sell, severally and not jointly, to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership and the Selling Unitholders the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $25.23 per Unit. The Partnership and the Selling Unitholders are advised by the Representatives that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in the Representatives’ judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. The Representatives may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

In addition, the Partnership and the Selling Unitholders hereby grant to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership and the Selling Unitholders, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per Common Unit to be paid by the Underwriters to the Partnership and the Selling Unitholders for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Partnership and the Selling Unitholders. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional units), subject to adjustment in accordance with Section 10 hereof. With respect to each exercise of the Over-Allotment Option, the Partnership shall sell two-thirds of such Additional Units and the Selling Unitholders shall sell one-third of such Additional Units (in the respective amounts and percentages set forth on Schedule B) to the Underwriters (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional units).

2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership and each of the Selling Unitholders to the account or accounts of the Partnership and such Selling Unitholder as specified on Schedule E hereto, by Federal Funds wire transfer against delivery of the Firm Units to Wells Fargo through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on July 20, 2011 (unless another time shall be agreed to by the Representatives, the Partnership and the Selling Unitholders or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Units shall be made to Wells Fargo at the time of purchase in such names and in such denominations as Wells Fargo shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to Wells Fargo at the additional time of purchase in such names and in such denominations as Wells Fargo shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Units shall be made at the offices of Akin Gump Strauss Hauer & Feld LLP, at 1111 Louisiana Street, 44th Floor, Houston, Texas, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3. Representations and Warranties of the Partnership. The Partnership represents and warrants to and agrees with each of the Underwriters that:

(a) each Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statements, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are contemplated by the Commission;

(b) each Registration Statement conformed when it became effective, conforms as of the date hereof and, as amended or supplemented, at the time of purchase and each additional time of purchase, if any, will conform, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; each Registration Statement meets, and the offering and sale of the Units as contemplated hereby conforms with, the requirements of Rule 415 under the Act; each Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus conformed or will conform in all material respects with the requirements from the Act as of the date hereof, at the time it was filed with the Commission, as of the date of such Preliminary Prospectus and at the time of purchase and each additional time of purchase, if any; the Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus conformed or will conform, as of its date and at the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act; each of the Prospectus Supplement and the Prospectus will conform, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); as of the date of the Prospectus Supplement, and at the time of purchase and the additional time of purchase, if any, each Prospectus Supplement or the Prospectus, as then amended or supplemented, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the date of such Permitted Free Writing

Prospectus and at the time of purchase each Permitted Free Writing Prospectus when taken together as a whole with the Disclosure Package did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each electronic road show when taken together as a whole with the Disclosure Package, does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in or to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing prospectus does not include any information that conflicts with the information contained in the Registration Statements or the Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, conformed, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statements, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document in reliance upon and in conformity with information concerning an Underwriter or Selling Unitholder and furnished in writing by or on behalf of such Underwriter through the Representatives or on behalf of such Selling Unitholder to the Partnership expressly for use in the Registration Statements, such Preliminary Prospectus, the Prospectus, such Permitted Free Writing Prospectus or Incorporated Document;

(c) prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectus or the Permitted Free Writing Prospectus, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statements; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Units contemplated hereby is solely the property of the Partnership;

(d) in accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Units are registered with the Commission on Forms S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;

(e) (i) as of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 64,575,065 Common Units, 39,997 Common Units - Class B (“Class B Units”), 1,737,251 Waiver Units - Class 1, 1,737,251 Waiver Units - Class 2, 1,737,251 Waiver Units - Class 3 and 1,737,251 Waiver Units -

Class 4 (collectively, “Waiver Units”). The only issued and outstanding general partner interests of the Partnership are the interests of Genesis Energy, LLC, a Delaware limited liability company (the “General Partner”) described in the Partnership Agreement. All of the outstanding Common Units, Class B Units and Waiver Units have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required by applicable Law and under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”));

(ii) other than the Genesis Energy, Inc. 2007 Long-Term Incentive Plan, the Partnership has no equity compensation plans that contemplate the issuance of Common Units or any other class of equity (or securities convertible into or exchangeable for Common Units or any other class of equity). The Partnership has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the unitholders of the Partnership (within the meaning of the Partnership Agreement, the “Unitholders”) may vote. Except as set forth in the first sentence of this Section 3(e)(ii) or as disclosed in the Disclosure Package, there are no outstanding or authorized (A) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating the Partnership or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interests in the Partnership or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests or other equity interests, (B) obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or other equity interests in the Partnership or any of its Subsidiaries or any such securities or agreements listed in clause (A) of this section or (C) voting trusts or similar agreements to which the Partnership or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Partnership or any of its Subsidiaries;

(iii) the Partnership, directly or indirectly, owns (A) 99.99% of the partnership interests in Genesis Crude Oil, L.P., a Delaware limited partnership (the “Operating Partnership”) (and the General Partner owns 0.01% of the partnership interests in the Operating Partnership), (B) 100% of the limited partnership interests in each of Genesis Pipeline Texas, L.P., a Delaware limited partnership, Genesis Pipeline USA, L.P., a Delaware limited partnership, Genesis CO2 Pipeline, L.P., a Delaware limited partnership, Genesis Natural Gas Pipeline, L.P., a Delaware limited partnership, and Genesis Syngas Investments, L.P., a Delaware limited partnership (the “Limited Partnership Subsidiaries”), (C) 100% of the equity interests in each other Subsidiary not listed in clauses (A) or (B) of this Section 3(e)(iii), (D) 50% of the partnership interests in T&P Syngas Supply Company, a Delaware general partnership (“T&P Syngas”), (E) 50% of the outstanding limited liability company interests of Sandhill Group, LLC, a Mississippi limited liability company (“Sandhill”), (F) 5.7% of the limited liability company interest in Faustina Hydrogen Products, LLC, a Delaware limited liability company (“Faustina”), and (G) 50% of the equity interests in Cameron Highway Oil Pipeline Company, a Delaware partnership (“Cameron”), in each case free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Partnership’s or the Partnership’s Subsidiaries’ credit facilities filed as exhibits to the Partnership SEC Documents (defined below), and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of the Partnership’s Subsidiaries, T&P Syngas, Sandhill and Faustina, as applicable) and non-assessable (except as non-assessability may be affected by the Delaware Revised Uniform Partnership Act, Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or any analogous statue in the jurisdiction of formation of any Subsidiary and Faustina, or the organizational documents of the Partnership’s Subsidiaries, T&P Syngas, Sandhill and Faustina, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and except for T&P Syngas, Sandhill and Faustina, neither the Partnership nor any of its Subsidiaries owns directly or indirectly any shares of capital stock or other securities of, or interest in, any other person or entity (other than another Subsidiary), or is obligated to make any capital contribution to or other investment in any other person or entity. Schedule F attached hereto contains a complete and accurate list of all of the Partnership’s “significant subsidiaries” (as defined in Rule 405 under the Act);

(iv) the General Partner is the sole general partner of the Partnership and each Limited Partnership Subsidiary, with a non-economic general partner interest in the Partnership and a non-economic general partner interest in each Limited Partnership Subsidiary. Such general partner interests have been duly authorized and validly issued in accordance with applicable Law, the Partnership Agreement and the partnership agreements of each Limited Partnership Subsidiary and are fully paid (to the extent required by applicable Law and under the Partnership Agreement and the partnership agreements of each Limited Partnership Subsidiary) and non assessable (except as such non assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(v) the offer and sale of the Partnership Units and the limited partner interests represented thereby have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered, in the case of the Partnership Units, and delivered, in the case of the Selling Unitholder Units, to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and, in the case of the Partnership Units, will be free of any and all Liens and restrictions on transfer other than those restrictions on transfer under the Partnership Agreement and applicable state and federal securities Laws and other such Liens as are created by the Underwriters;

(vii) the Firm Units have been or will be, as the case may be, issued in compliance with all applicable rules of the Primary Stock Exchange. Prior to the closing of the sale of the Partnership Units, the Partnership will complete its additional listing application to the Primary Stock Exchange with respect to the Partnership Units and such Partnership Units will be duly listed, and admitted and authorized for trading, subject to official notice of issuance;

(viii) the Partnership’s currently outstanding Common Units are listed on the Primary Stock Exchange and the Partnership has not received any notice of delisting;

(ix) the Firm Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement. A true and correct copy of the Partnership Agreement, as amended through the date hereof, has been filed by the Partnership with the Commission on January 3, 2011, as Exhibit 5.1 to the Partnership’s Current Report on Form 8-K.

(f) the Partnership: (i) is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite limited partnership power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted as described in the Partnership SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Partnership Material Adverse Effect, and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a Partnership Material Adverse Effect. As used herein, the term “Partnership Material Adverse Effect” means any material adverse effect on the financial condition, business, operations, properties, results of operations or prospects of the Partnership and its Subsidiaries, taken as a whole;

(g) the Partnership has all necessary limited partnership power and authority to execute, deliver and perform its obligations under this Agreement and any amendments, supplements, continuations or modifications thereto (collectively, the “Basic Documents”) to which it is a party and the Purchase Agreement and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership of each of the Basic Documents to which it is a party and the Purchase Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of the Partnership, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. No approval by the Unitholders is required in connection with the Partnership’s issuance and sale of the Units;

(h) neither the Partnership nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to the Partnership or its Subsidiaries, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect. The Partnership and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Partnership Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a Partnership Material Adverse Effect. Neither the Partnership nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Partnership or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Partnership or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee;

(i) the execution, delivery and performance by the Partnership of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents, and compliance by the Partnership with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any Law, governmental permit, determination or award having applicability to the Partnership or any of its Subsidiaries or any of their respective Properties, (ii) conflict with or result in a violation of any provision of the Amended and Restated Certificate of Limited Partnership of the Partnership or the Partnership Agreement or any organizational documents of any of the Partnership’s Subsidiaries, (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries or any of their respective Properties may be bound or (B) any other agreement, instrument or obligation, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Partnership or any of its Subsidiaries, except in the cases of clauses (iii) and (iv) where such consent, approval or notice has been obtained or where such violation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3(i) would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect;

(j) the Partnership has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Act (all such documents filed on or prior to the date of this Agreement, but specifically excluding any documents “furnished”, collectively, the “Partnership SEC Documents”). The Partnership SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Partnership Financial Statements”), at the time filed (in the case of the registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Partnership SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Act, as the case may be, and (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto; provided, however, that the Partnership makes no representation or warranty in this Section 3(j) with respect to any statement contained in any Partnership SEC Document in reliance upon and in conformity with information concerning an Underwriter or Selling Unitholder furnished in writing by or on behalf of such Underwriter or Selling Unitholder through the Representatives or by such Selling Unitholder to the Partnership expressly for use in such Partnership SEC Document. The Partnership Financial Statements were prepared in accordance with generally accepted accounting principles of the United States of America in effect from time to time (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Partnership as required by the Act and the Public Company Accounting Oversight Board (the “PCAOB”) and has not resigned or been dismissed as independent public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures;

(k) except as contemplated by this Agreement or as previously obtained, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any governmental authority or any other person is required in connection with the execution, delivery or performance by the Partnership of any of the Basic Documents to which it is a party, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or (iii) the rules of the Primary Stock Exchange;

(l) the Partnership met for the taxable year ended December 31, 2010, and the Partnership expects to meet for the taxable year ending December 31, 2011, the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and accordingly the Partnership is not, and does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes or for applicable tax purposes;

(m) the Partnership is not, and after giving effect to the Acquisition will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(n) except as disclosed in the Partnership SEC Documents, the Partnership and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(o) except (i) as set forth in the Partnership Agreement, (ii) as set forth in the other organizational documents of the Partnership and its Subsidiaries, (iii) as set forth in each of the Registration Statements, each Preliminary Prospectus and the Prospectus and (iv) as provided in the Davison Agreements and the IDR Registration Rights Agreement, (A) there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or partnership or other equity interests of the Partnership or any of its Subsidiaries, (B) no person or entity has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units, (C) no person or entity has the right, contractual or otherwise, to cause the Partnership to register under the Act any Common Units or to include any such Common Units in the Registration Statements or the offerings contemplated hereby, and (D) no person or entity has the right to act as an underwriter or financial advisor to the Partnership in connection with the offer and sale of the Units, in each case pursuant to any other agreement or instrument to which the Partnership or any of its Subsidiaries is a party or by which any one of them may be bound;

(p) the Partnership and its Subsidiaries are insured against such losses and risks and in such amounts as the Partnership believes in its sole discretion to be prudent for its businesses taken as a whole. The Partnership does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(q) each of the Partnership and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable Law and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses except where the failure to obtain such licenses, authorizations, consents and approvals would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect; neither the Partnership nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any Law applicable to the Partnership or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Partnership Material Adverse Effect;

(r) except as described in the Partnership SEC Documents, there are no actions, suits, claims, investigations or proceedings pending or, to the Partnership’s knowledge, threatened or contemplated to which the Partnership or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Primary Stock Exchange), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Partnership or any Subsidiary, would not, individually or in the aggregate, have a Partnership Material Adverse Effect;

(s) all pro forma financial statements or data included or incorporated by reference in the Registration Statements, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statements, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statements, any Preliminary Prospectus or the Prospectus that are not included or incorporated by reference as required; the Partnership and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statements (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statements, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(t) except as set forth in or contemplated by the Partnership SEC Documents, since December 31, 2010, the Partnership and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Partnership Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Partnership or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Partnership’s accounting principles, practices or methods or (iv) incurrence of material indebtedness;

(u) the Partnership has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors, officers (within the meaning of Rule 16a-1(f) under the Exchange Act), Genesis Energy, LLC and Q GEI Holdings, LLC;

(v) the Partnership and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statements, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all Liens (except for such Liens as may exist under applicable Law and as may be imposed under the Partnership’s or Subsidiaries’ credit facilities filed as exhibits to the Partnership SEC Documents); all the property described in the Registration Statements, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Partnership or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect;

(w) each of the Partnership and the Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statements, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”) except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, and the Partnership is unaware of any claim to the contrary or any challenge by any other person to the rights of the Partnership or any of the Subsidiaries with respect to the Intellectual Property. Neither the Partnership nor any of the Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Partnership nor any Subsidiary has received notice of a claim by a third party to the contrary;

(x) neither the Partnership nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Partnership Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Partnership’s knowledge, threatened against the Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Partnership’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Partnership’s knowledge, threatened against the Partnership or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Partnership or any of the Subsidiaries, (ii) to the Partnership’s knowledge, no union organizing activities are currently taking place concerning the employees of the Partnership or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign Law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour Laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Partnership or any of the Subsidiaries;

(y) the operations of the Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened;

(z) neither the Partnership nor any of the Subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Partnership or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control;

(aa) the Partnership and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Partnership and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Partnership Material Adverse Effect; there are no past, present or, to the Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Partnership or any Subsidiary under, or to interfere with or prevent compliance by the Partnership or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, neither the Partnership nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Partnership’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) except as described in the Partnership SEC Documents or which would not, individually or in the aggregate, have a Partnership Material Adverse Effect (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(bb) all tax returns required to be filed by the Partnership or any of the Subsidiaries have been timely filed, except for such failure to file which would not, individually or in the aggregate, have a Partnership Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, or where such failure to pay would not, individually or in the aggregate, have a Partnership Material Adverse Effect;

(cc) neither the Partnership nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statements or any Incorporated Document, and no such termination or non-renewal has been threatened by the Partnership or any Subsidiary or, to the Partnership’s knowledge, any other party to any such contract or agreement;

(dd) the Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Partnership, the Subsidiaries and the Partnership’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Primary Stock Exchange promulgated thereunder;

(ee) all statistical or market-related data included or incorporated by reference in the Registration Statements, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required;

(ff) except pursuant to this Agreement, neither the Partnership nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statements;

(gg) neither the Partnership nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(hh) to the Partnership’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership or any of the Partnership’s officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date either of the Registration Statements was initially filed with the Commission, except as disclosed in such Registration Statement (excluding the exhibits thereto), the Preliminary Prospectuses and the Prospectus;

(ii) the statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Description of Our Equity Securities,” “Description of Our Units,” “Material Income Tax Consequences,” “Material Tax Considerations” and “Summary–Recent Events–$160 Million Expansion of Supply and Logistics Infrastructure to Increase Service Capacity and Area, Particularly for the Prolific Eagle Ford Shale Production” (together with the Partnership’s Current Report on Form 8-K filed June 30, 2011), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(jj) neither the Partnership nor any of its Subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus Supplement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement; and, since the respective dates as of which information is given in the Registration Statements and the Prospectus Supplement, there has not been any change in the capital stock or long-term debt of the Partnership or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Partnership and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus Supplement; and

(kk) each of DG Marine Transportation, LLC, a Delaware limited liability company, DG Marine Holdings, LLC, a Delaware limited liability company, and GEL Marine, LLC, a Delaware limited liability company (collectively, the “Marine Subsidiaries”), is now, and after giving effect to the Acquisition will be, a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 for the purpose of operating the vessels in the trades in which such Marine Subsidiary operates its vessels as described in the Prospectus (a “U.S. Citizen”); after giving effect to the consummation of the transactions herein contemplated and the sale of the Units by the Underwriters, each of the Marine Subsidiaries will remain a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 and qualified to engage in the coastwise trade of the United States.

In addition, any certificate signed by any officer of the Partnership or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Unitholders. Each of the Selling Unitholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) such Selling Unitholder has reviewed and will review, and is and will be familiar with, the Selling Unitholder registration statement as originally filed with the Commission and all amendments thereto, if any, and with each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, if any, and the Disclosure Package; and, at the respective times the Selling Unitholder registration statement or any post-effective amendment thereto became or becomes effective, and at the time of purchase or any additional times of purchase, the information relating to such Selling Unitholder (including the information with respect to such Selling Unitholder’s Units and any other Common Units or other securities of the Partnership which are owned or held by such Selling Unitholder) that is set forth in the Selling Unitholder registration statement (or in any amendments thereto) or in any Preliminary Prospectus or the Prospectus (or in any amendments or supplements thereto) or in the Disclosure Package did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make such information not misleading; and all information furnished or confirmed (in writing) by or on behalf of such Selling Unitholder for use in the Selling Unitholder registration statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or in the Disclosure Package is and will be true, complete and correct; and such Selling Unitholder is not prompted to sell the Selling Unitholder Units to be sold by such Selling Unitholder under this Agreement by any information which is not otherwise required to be set forth in the Prospectus concerning the Partnership or any Subsidiary which is not so set forth in the Prospectus;

(b) this Agreement has been duly authorized, executed and delivered by such Selling Unitholder;

(c) such Selling Unitholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation and such Selling Unitholder is duly qualified to transact business and is in good standing in the Cayman Islands, in the case of Quintana, and in the State of Delaware, in the case of QEP and EIV;

(d) such Selling Unitholder has full limited partnership right, power and authority to execute, deliver and perform its obligations under this Agreement and to sell, transfer and deliver the Selling Unitholder Units to be sold by such Selling Unitholder under this Agreement;

(e) none of the offering and sale of the Selling Unitholder Units by the Selling Unitholder, the execution, delivery and performance of this Agreement by the Selling Unitholder, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with, or constitutes or will constitute a violation of, the provisions of the certificate of formation or limited partnership agreement or other governing documents, as applicable, of the Selling Unitholder, (ii) conflicts or will conflict with, or constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Unitholder is a party, by which the Selling Unitholder is bound or to which any of its properties or assets is subject, (iii) subject to the accuracy of the Partnership’s representations and warranties in Sections 3(a), (b) and (c) of this Agreement and compliance with its obligations under Section 5 hereof, violates or will violate any statute, law, ordinance, regulation, order, judgment, decree or injunction of any court or governmental agency or body to which the Selling Unitholder or any of its properties or assets may be subject or (iv) will result in the creation or imposition of any Lien upon any property or assets of the Selling Unitholder, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Unitholder or materially impair the ability of the Selling Unitholder to perform its obligations under this Agreement;

(f) such Selling Unitholder is the sole legal, record and beneficial owner of the Selling Unitholder Units to be sold by such Selling Unitholder under this Agreement and will remain the sole legal, record and beneficial owner of such Selling Unitholder Units until the time of purchase or the additional time of purchase, as the case may be, and such Selling Unitholder Units are and, until delivery thereof to the Underwriters at the time of purchase or additional time of purchase, as the case may be, will be free and clear of all Liens created by or through the Selling Unitholder (or Liens arising pursuant to this Agreement); upon payment of the consideration for the Selling Unitholder Units to be sold by such Selling Unitholder as provided in this Agreement and the crediting of such Selling Unitholder Units to the “security account” (within the meaning of Section 8-105(a) of the Uniform Commercial Code of the State of New York (the “UCC”)) of each of the Underwriters maintained in the records of DTC, each of the Underwriters will become an “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) of the “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC) comprising the Selling Unitholder Units purchased by it from such Selling Unitholder, and, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) with respect to such Selling Unitholder Units, each of the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) to the Selling Unitholder Units purchased by such Underwriter from such Selling Unitholder. For purposes of this Section 4(f), the Selling Unitholders may assume that when such payment, delivery and crediting occur, (A) such Selling Unitholder Units will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with the Partnership Agreement and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(g) the Selling Unitholder Units to be sold by such Selling Unitholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such securities other than pursuant to this Agreement and the Partnership Agreement;

(h) (A) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any security holder, if any, or creditor of such Selling Unitholder, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by such Selling Unitholder of, or the performance by such Selling Unitholder of its obligations under, this Agreement for the sale and delivery by such Selling Unitholder of the Selling Unitholder Units to be sold by it under this Agreement, or for the consummation by such Selling Unitholder of the other transactions contemplated by this Agreement, except such as may be required under the Act or state securities sky laws or such as has been obtained; and

(i) such Selling Unitholder does not have any preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Units that are to be sold by the Partnership or any of the other Selling Unitholders pursuant to this Agreement.

In addition, any certificate signed by any Selling Unitholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by the Selling Unitholder, as to matters covered thereby, to each Underwriter.

5. Certain Covenants of the Partnership. The Partnership hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as the Representatives may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign entity or to consent to the service of process under the Laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Representatives of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (exclusive of Incorporated Documents) or of the Prospectus as amended or supplemented (exclusive of Incorporated Documents) if the Partnership shall have made any amendments or supplements thereto after the effective date of either of the Registration Statements, as applicable, as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the applicable Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the applicable Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to either of the Registration Statements, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as reasonably possible; and the Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules);

(d) [Intentionally omitted];

(e) [Intentionally omitted];

(f) to advise the Representatives promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to a Registration

Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of a Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of a Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; other than a Current Report on Form 8-K disclosing the terms of this Agreement and containing exhibits to the Registration Statement, for the period of time covered by Section 5(g), to advise the Representatives promptly of any proposal to amend or supplement a Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide the Representatives’ and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Representatives shall reasonably object in writing (unless the Partnership is advised by counsel that it is required by Law to make such filing);

(g) subject to Section 5(f) hereof and subsequent to the date of the Prospectus, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act and for so long as the delivery of a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Units;

(h) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event, in the opinion of the Partnership or the Underwriters (upon advice of counsel) would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(f) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i) to make generally available to its Unitholders, and to deliver to the Representatives, an earnings statement (which need not be audited) of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of a Registration Statement (as defined in Rule 158(c) under the Act) (the “Effective Date”) as soon as is reasonably practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter);

(j) to furnish or make available to the Representatives upon request a reasonable number of copies of the Registration Statements, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) unless otherwise available through EDGAR, if requested by the Representatives, to furnish to the Representatives as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership and the Subsidiaries which have been read by the Partnership’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 8(c) hereof;

(l) to apply the net proceeds from the sale of the Partnership Units in the manner set forth under the caption “Use of Proceeds” in the Preliminary Prospectus;

(m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statements, each Basic Prospectus, each Preliminary Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign Laws and the determination of their eligibility for investment under state or foreign Law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the reasonable printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the Primary Stock Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters in an amount not to exceed $20,000; (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership and any such consultants, and half the cost of any aircraft used in connection with the road show, and (ix) the performance of the Partnership’s other obligations hereunder.

(n) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(o) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the Prospectus Supplement (as extended pursuant to this Section 5(o), the “Lock-Up Period”), without the prior written consent of Wells Fargo, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement and the sale of the Units to the Underwriters pursuant to this Agreement, (B) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the applicable Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of employee unit stock options, phantom units or dividend equivalent rights that are not exercisable or do not vest, as applicable, during the Lock-Up Period pursuant to benefits plans described in the applicable Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (D) the filing of a registration statement on Form S-8 to register Common Units under benefits plans disclosed in the applicable Registration Statement, each Preliminary Prospectus and the Prospectus, (E) the filing of a universal shelf registration statement on Form S-3 to register Common Units or other Partnership securities, provided that the Partnership shall not issue any Common Units thereunder until expiration of the Lock-Up Period, (F) the issuance of Common Units in a private placement exempt from registration under the Act, provided that the purchaser of such Common Units enters into a Lock-Up Agreement for the remainder of the Lock-Up Period, (G) the pledge of any Common Units or other Partnership securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties, provided that such Common Units or other Partnership securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the Lock-Up Period, and (H) the issuance of Common Units upon conversion of any Class B Units or Waiver Units; provided, however, that if (x) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(o) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs unless the Representatives, on behalf of the Underwriters, waive such extension in writing;

(p) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus and any Permitted Free Writing Prospectus;

(q) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(r) to use its best efforts to cause the Partnership Units to be listed on the Primary Stock Exchange and to maintain the listing of the Common Units, including the Units, on such exchange or any other exchange or primary market that is the Partnership’s Primary Stock Exchange;

(s) to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units; and

(t) to cooperate and furnish such information as may be necessary for any filing for review of the public offering of the Units by FINRA.

6. Certain Covenants of the Selling Unitholder. The Selling Unitholders hereby agree, severally and not jointly:

(a) during the Lock-Up Period, not to, directly or indirectly, without the prior written consent of Wells Fargo, on behalf of the Underwriters: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Selling Unitholder Units as contemplated by this Agreement and the sale of the Selling Unitholder Units to the Underwriters pursuant to this Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Section 6(a) for the remainder of the Lock-Up Period, (c) dispositions to any trust for the direct or indirect benefit of such Selling Unitholder and/or the immediate family of such Selling Unitholder, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Section 6(a) for the remainder of the Lock-Up Period, (d) the pledge of any Common Units or other Partnership securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties, provided that such Common Units or other Partnership securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the Lock-Up Period, (e) the sale, assignment or transfer of Common Units or other Partnership securities in a private placement, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Section 6(a) for the remainder of the Lock-Up Period, (f) existing pledges pursuant to loan or similar agreements in effect on the date hereof, as amended from time to time, or any successor to any such agreement, or any transfers pursuant to any such agreement, (g) distributions to members, stockholders or partners, provided that the recipient of such Common Units or other class of Partnership securities agrees to be bound by the terms of this Section 6(a) for the remainder of the Lock-Up Period, or (h) the conversion of Class B Units or Waiver Units into Common Units. For purposes of this Section 6(a), “immediate family” shall mean such Selling Unitholder and the spouse, any lineal descendent, father, mother, brother or sister of the Selling Unitholder;

(b) not to use or refer to, or permit any person acting on its behalf (other than, if applicable, the Partnership and the Underwriters) to use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act) relating to the Units;

(c) not to take, directly or indirectly, any action that would constitute, that is designed to cause or result in, or that could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(d) to deliver to the Representatives prior to the time of purchase a properly completed and executed United States Treasury Department Form W-9 or other applicable form; and

(e) to cooperate and furnish such information as may be necessary for any filing for review of the public offering of the Units by FINRA.

7. Reimbursement of Underwriters’ Expenses. If the Units are not delivered at the time of purchase or additional time of purchase, as the case may be, for any reason other than the termination of this Agreement pursuant to (a) the fifth paragraph of Section 10 hereof or (b) the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 5(m) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred in connection with the registration and offering of the Units.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Partnership and the Selling Unitholders on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Partnership and the Selling Unitholders of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Partnership shall furnish to the Representatives at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Partnership, Pamela A. Stewart, Senior Attorney of the General Partner, and Liskow & Lewis, counsel for the Partnership addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance as set forth in Exhibit B-1, Exhibit B-2 and Exhibit B-3 hereto, respectively, and as otherwise reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters.

(b) The Selling Unitholders shall furnish to the Representatives at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins LLP, counsel for the Selling Unitholders, and Maples and Calder, Cayman Islands counsel for Quintana, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance as set forth in Exhibit B-4 and Exhibit B-5 hereto, respectively, and as otherwise reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters.

(c) The Representatives shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statements, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(d) The Representatives shall have received at the time of purchase and, if applicable, at the additional time of purchase, the opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e) No Prospectus or amendment or supplement to the Registration Statements or the Prospectus shall have been filed to which the Representatives shall have a right to object under this Agreement and shall have so objected in writing.

(f) The Registration Statements and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 4:30 P.M., Houston time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(g) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statements shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statements and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) the Disclosure Package, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to the Representatives a certificate of its or the General Partner’s Chief Executive Officer, President, Chief Financial Officer or any executive or senior vice president, or any other person with an office of equal or greater status than any of the foregoing, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.

(i) The Representatives shall have received each of the signed Lock-Up Agreements referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(j) The Representatives shall have received a certificate at the time of purchase and, if applicable, the additional time of purchase, signed by each Selling Unitholder or an Attorney-in-Fact on behalf of such Selling Unitholder, to the effect that (i) the representations and warranties of such Selling Unitholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the time of purchase or, if applicable, the additional time of purchase, (ii) such Selling Unitholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the time of purchase or, if applicable, the additional time of purchase, under or pursuant to this Agreement, and (iii) each Selling Unitholder has reviewed and is familiar with the Disclosure Package and the Prospectus and any amendments or supplements thereto and the information relating to such Selling Unitholder (including the information with respect to such Selling Unitholder’s Units and any other Common Units or other securities of the Partnership which are owned or held by such Selling Unitholder) that is set forth in the Disclosure Package and the Prospectus (or any amendment or supplement thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

(k) The Partnership shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statements, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as the Representatives may reasonably request.

(l) The Partnership Units shall have been approved for listing on the Primary Stock Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(m) The Primary Stock Exchange shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

9. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the applicable Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Partnership and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statements, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE Amex or the NASDAQ; (B) a suspension or material limitation in trading in the Partnership’s securities on the Primary Stock Exchange; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (A) through (E), is in the sole judgment of the Representatives, so material or adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statements, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (iii) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (X) any intended or potential downgrading or (Y) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Partnership or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 9, the Partnership, the Selling Unitholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership or the Selling Unitholders shall be unable to comply with any of the terms of this Agreement, the Partnership and the Selling Unitholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Partnership or the Selling Unitholders under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership and the Selling Unitholders each agree with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Partnership or selected by the Partnership with the Representatives’ approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or the Representatives shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statements and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership or the Selling Unitholders to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership or the Selling Unitholders. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Indemnity and Contribution.

(a) The Partnership agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, selling agents, and any affiliates of such Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters (such affiliates being referred to herein as “Participating Affiliates”), and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in either of the Registration Statements (or in a Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information specified in Section 12 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, the applicable Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in either of the Registration Statements in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in either of the Registration Statements or was necessary to make such information not misleading or

(ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information specified in Section 12 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Selling Unitholder severally agrees to indemnify, defend and hold harmless each Underwriter and the Partnership, their partners, directors and officers, selling agents, and any person who controls any Underwriter or the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any Participating Affiliates, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), which, jointly or severally, any such Underwriter or the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in either of the Registration Statements (or in a Registration Statement as amended by any post-effective amendment thereof by the Partnership), in any Prospectus, in any Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made, in the case of any Prospectus or any Free Writing Prospectus) not misleading, which material fact was required to be stated therein or not contained therein and which material fact was necessary in order to make the statements therein (in light of the circumstances in which they were made, in the case of any Prospectus or any Free Writing Prospectus) not misleading, but only with respect to any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished or confirmed in writing to the Partnership by or on behalf of such Selling Unitholder expressly for use therein, which information is limited to the information with respect to such Selling Unitholder set forth in the Preliminary Prospectus and the applicable Prospectus under the caption “Selling Unitholders,” or (ii) any untrue statement or alleged untrue statement of a material fact included in any Permitted Free

Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Act), prepared by or on behalf of such Selling Unitholder or used or referred to by such Selling Unitholder in connection with the offering of the Units in violation of Section 6(b) (a “Selling Unitholder Free Writing Prospectus”), or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with respect to any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished or confirmed in writing to the Partnership by or on behalf of such Selling Unitholders expressly for use therein. The liability of the Selling Unitholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the Units purchased under this Agreement received by the Selling Unitholder, after payment of underwriting discounts and commissions but before payment of offering expenses.

(c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership and each Selling Unitholder, their respective directors and officers, and any person who controls the Partnership or such Selling Unitholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership, such Selling Unitholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information specified in Section 12 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, the applicable Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in the applicable Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the applicable Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information specified in Section 12 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership, a Selling Unitholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 11, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to the indemnified party unless and to the extent it did not otherwise learn of such Proceeding and such omission results in the forfeiture by the indemnifying party of substantial rights and defenses, and will not, in any event, relieve the indemnifying party from any obligations to an indemnified party other than the indemnifying party’s indemnification obligations provided in (a), (b) or (c) above. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 11(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a), (b) or (c) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership and the Selling Unitholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Partnership, the Selling Unitholders and the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership and the Selling Unitholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f) The Partnership, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’, the Partnership’s and the Selling Unitholders’ respective obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and sales commitments, respectively, and not joint.

(g) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Partnership and the Selling Unitholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers, selling agents, or any person (including each partner, officer or director of such person), who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and Participating Affiliates or by or on behalf of the Partnership or the Selling Unitholders, their respective directors or officers, selling agents, or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Partnership, each Selling Unitholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership and the Selling Unitholders, against any of the Partnership’s or any Selling Unitholder’s officers or directors in connection with the issuance and sale of the Units, or in connection with the applicable Registration Statement, any Basic Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in (i) the first paragraph of the subsection entitled “Underwriting Discount and Expenses” and (ii) the subsection entitled “Price Stabilization, Short Positions and Penalty Bids,” in each case under the caption “Underwriting” in any Preliminary Prospectus and the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 11 hereof.

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Wells Fargo Securities, LLC, 375 Park Avenue, 4th Floor, New York, New York 10152, Attention: Equity Syndicate Department; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax no. (212) 816-7912); Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Equity Capital Markets Syndicate Desk; RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Syndicate; and UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Syndicate Department; and, if to the Partnership, shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 919 Milam, Suite 2100, Houston, Texas 77002, Attention: Chief Executive Officer; and if to the Selling Unitholders, as provided in Schedule E hereto.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement

(“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the Laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership and each of the Selling Unitholders consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership and each of the Selling Unitholders hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter, each Selling Unitholder and the Partnership (on its behalf and, to the extent permitted by applicable Law, on behalf of its Unitholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership and each of the Selling Unitholders agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership or such Selling Unitholder, as applicable, and may be enforced in any other courts to the jurisdiction of which the Partnership or such Selling Unitholder is or may be subject, by suit upon such judgment.

16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Partnership and the Selling Unitholders and to the extent provided in Section 11 hereof the selling agents, controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. No Fiduciary Relationship. The Partnership and the Selling Unitholders hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Units. The Partnership and the Selling Unitholders further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Partnership, the Selling Unitholders, their respective management, security holders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Partnership and the Selling Unitholders, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership and each of the Selling Unitholders hereby confirm its understanding and agreement to that effect. The Partnership, the Selling Unitholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership and the Selling Unitholders regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the

Units, do not constitute advice or recommendations to the Partnership or the Selling Unitholders. The Partnership and each of the Selling Unitholders hereby waive and release, to the fullest extent permitted by Law, any claims that the Partnership or such Selling Unitholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership or such Selling Unitholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

18. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Partnership and the Selling Unitholders and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s, such Selling Unitholder’s and any of the Underwriters’ respective businesses and/or assets.

20. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Partnership, the Selling Unitholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and the Representatives’ acceptance shall constitute a binding agreement among the Partnership, the Selling Unitholders and the Underwriters, severally.

Very truly yours,

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC,
its general partner

By:	/s/ Grant E. Sims
	Name:	Grant E. Sims
	Title:	Chief Executive Officer

QUINTANA ENERGY PARTNERS II, L.P.

By:	Quintana Capital Group II, L.P.,
its general partner

	By:	Quintana Capital Group GP Ltd.,
its general partner

By:	/s/ Steve Putman
	Name:	Steve Putman
	Title:	Managing Director / General Counsel

QEP II GENESIS TE HOLDCO, LP

By:	Quintana Capital Group II, L.P.,
its general partner

	By:	Quintana Capital Group GP Ltd.,
its general partner

By:	/s/ Steve Putman
	Name:	Steve Putman
	Title:	Managing Director / General Counsel

EIV CAPITAL FUND LP

By:	EIV Fund Advisors LP,
its general partner

	By:	EIV Capital GP LLC,
its general partner

By:	/s/ Patricia B. Melcher
	Name:	Patricia B. Melcher
	Title:	Manager

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
	Name:	David Herman
	Title	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Peter Chapman
	Name:	Peter Chapman
	Title	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Robert Waldren
	Name:	Robert Waldren
	Title	Vice President

DEUTSCHE BANK SECURITIES, LLC

By:	/s/ Brian Jinks		By:	/s/ M. Scott Schoenherr
	Name:	Brian Jinks		Name:	M. Scott Schoenherr
	Title	Director		Title:	Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
	Name:	Michael Davis
	Title	RBC Capital Markets – Managing Director

UBS SECURITIES LLC

By:	/s/ Michael Buckingham
	Name:	Michael Buckingham
	Title	Executive Director

By:	/s/ Howard Burnwell
	Name:	Howard Burnwell
	Title	Director

SCHEDULE A

Underwriter	Number of Firm Units

Wells Fargo Securities, LLC	1,700,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,700,000
Citigroup Global Markets Inc.	1,020,000
Deutsche Bank Securities Inc.	1,020,000
RBC Capital Markets, LLC	1,020,000
UBS Securities LLC	1,020,000
Robert W. Baird & Co. Incorporated	297,500
Morgan Keegan & Company, Inc.	297,500
Madison Williams and Company LLC	212,500
BMO Capital Markets Corp.	159,375
Janney Montgomery Scott LLC	53,125

Total	8,500,000

Schedule A-1

SCHEDULE B

Selling Unitholder	Number of Firm Units	Number of Additional Units	Percentage of Additional Units

Quintana Energy Partners II, L.P.	891,981	330,528	77.8
QEP II Genesis TE Holdco, LP	108,019	39,222	9.2
EIV Capital Fund LP	150,000	55,250	13.0

Total	1,150,000	425,000	100.0%

Schedule B-1

SCHEDULE C

Permitted Free Writing Prospectuses

None.

Schedule C-1

SCHEDULE D

Price to Public:	$26.30

Number of Units Offered:	7,350,000 Units by the Partnership
1,150,000 Units by the Selling Unitholders

Schedule D-1

SCHEDULE F

Significant Subsidiaries

1.	Genesis Crude Oil, L.P.
2.	Genesis Pipeline USA, L.P.
3.	Genesis Davison, LLC
4.	Davison Petroleum Supply, LLC
5.	Davison Transportation Services, Inc.
6.	TDC, L.L.C.
7.	TDC Services Corporation, Inc.
8.	Genesis NEJD Holdings, LLC
9.	Genesis NEJD Pipeline, LLC
10.	GEL Marine, LLC[1]

[1]	After giving effect to the Acquisition.

Schedule F-1

EXHIBIT A

LOCK-UP AGREEMENT

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

UBS Securities LLC,

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

c/o Merrill Lynch, Pierce Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc,

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), Quintana Energy Partners II, L.P., a

Cayman Islands limited partnership (“Quintana”), QEP II Genesis TE Holdco, LP, a Delaware limited partnership (“QEP”), EIV Capital Fund, LP, a Delaware limited partnership (“EIV” and, collectively with Quintana and QEP, the “Selling Unitholders”), Wells Fargo Securities, LLC (“Wells Fargo”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and UBS Securities LLC (collectively with Wells Fargo, the “Representatives”) and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce the Representatives to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of Wells Fargo, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) the sale, assignment or transfer of Common Units or other Partnership securities in a private placement, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (e) the pledge of any Common Units or other Partnership securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties, provided that such Common Units or other Partnership securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the Lock-Up Period, (f) existing pledges pursuant to loan or similar agreements in effect on the date hereof, as amended from time to time, or any successor to any such agreement, or any transfers pursuant to any such agreement, (g) distributions to members, stockholders or partners, provided that the recipient of such Common Units or other class of Partnership securities agrees to be bound by the terms of this agreement for the remainder of the Lock-Up Period, or (h) the conversion of Class B Units or Waiver Units (each as defined in the Underwriting Agreement) into Common Units. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Wells Fargo, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.2

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Common Units.

*    *    *

[2]

With respect to Genesis Energy, LLC, the following sentence shall be inserted: For the avoidance of doubt, nothing herein shall restrict the Partnership or the General Partner of the Partnership from taking any action permitted by Section 5(o) of the Underwriting Agreement.

If (i) the Partnership or any Selling Unitholder notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) either of the registration statements filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder.

Yours very truly,

Name:

EXHIBIT B-1

OPINION OF AKIN GUMP STRAUSS HAUER & FELD, LLP

1.	(a) The General Partner is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware.

(b) The Partnership is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware.

(c) Fuel Masters, LLC (“Fuel Masters”) is validly existing as a limited liability company and is in good standing under the laws of the State of Texas.

(d) Each Significant Subsidiary other than Fuel Masters is validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the State of Delaware.

(e) Each of the Partnership Entities is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, in the jurisdictions so identified on Schedule B to such opinion. Each of the Partnership Entities has all requisite entity power to own its respective properties and conduct its business, in each case in all material respects, as described in the Preliminary Prospectus and the Prospectus. The Partnership has the partnership power and authority necessary to execute and deliver, incur and perform any obligations it may have under the Underwriting Agreement, the Partnership Agreement and the Purchase Agreement. The General Partner has the limited liability company power and authority necessary to act as the general partner of the Partnership.

2.	As of the date hereof, the issued and outstanding limited partner interests of the Partnership (prior to the issuances of any Units pursuant to the Underwriting Agreement or to the General Partner in connection therewith) consist of 64,575,065 Common Units, 39,997 Class B Units, 1,737,251 Waiver Units - Class 1, 1,737,251 Waiver Units - Class 2, 1,737,251 Waiver Units - Class 3 and 1,737,251 Waiver Units - Class 4. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

3.	The Partnership Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

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4.	The General Partner is the sole general partner of (i) the Partnership and owns (of record) a non-economic general partner interest in the Partnership and (ii) Genesis Crude Oil, L.P., a Delaware limited partnership (the “Operating Partnership”) and owns (of record) a 0.01% general partner interest in the Operating Partnership. The General Partner owns a non-economic general partner interest in Genesis Pipeline USA, L.P. Other than the general partner interests described in the preceding sentences, the Partnership, directly or indirectly, owns (of record) 100% of the limited partner interest, limited liability company interest or other equity interest in each Significant Subsidiary. Each such general partner interest, limited partner interest, limited liability company interest and other equity interest has been duly authorized and validly issued in accordance with the Constitutive Documents of the Partnership and each respective Significant Subsidiary, and is fully paid (to the extent required under its respective Constitutive Documents) and non-assessable (except (i) with respect to those Significant Subsidiaries that are limited partnerships, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, (ii) with respect to those Significant Subsidiaries that are limited liability companies, as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), or (iii) with respect to Fuel Masters, as such nonassessability may be affected by Sections [101.206 and 101.613] of the Texas Business Organizations Code (the “Texas BOC”)), and, in each case, is owned as specified in the preceding three sentences, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware and the State of Texas (with respect to equity interests owned by Fuel Masters) naming the General Partner, the Partnership or any Significant Subsidiary as a “debtor” was on file as of July , 2011 in the office of the Secretary of State of the State of Delaware or as of July , 2011 in the office of the Secretary of State of the State of Texas (with respect to equity interests owned by Fuel Masters) or (ii) otherwise known to us, in the case of (i) and (ii), other than those (A) created under the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”) or the Texas BOC, (B) created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities constituting SEC Documents, (C) created by the Constitutive Documents of the Partnership Entities, or (D) as disclosed in the Preliminary Prospectus Supplement and the Final Prospectus Supplement.

5.

Except as described in the Preliminary Prospectus and the Prospectus or, in the case of transfer restrictions, options to purchase, other rights to subscribe or to purchase, voting restrictions and preemptive rights, created by the Constitutive Documents of any Partnership Entity, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any Partnership Entity pursuant to any Constitutive Document of any Partnership Entity or any other SEC Document, other than those restrictions upon transfer of equity interests created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities constituting SEC Documents. Neither (i) the filing of the Partnership Registration Statement and the Selling Unitholder Registration Statement nor

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(ii) the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise under any SEC Document to any rights for or relating to the registration under the Act of any Common Units or other securities of any Partnership Entity other than those that either have been waived or are described in the Preliminary Prospectus and the Prospectus.

6.	The Partnership has all requisite partnership power and authority to issue, sell and deliver the Partnership Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement and the Partnership Agreement.

7.	Each of the Underwriting Agreement and the Purchase Agreement has been duly authorized, executed and delivered by the Partnership.

8.	The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

9.	None of the offering, issuance and sale by the Partnership of the Partnership Units, the offering and sale by the Selling Unitholders of the Selling Unitholder Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership or the performance of the actions required to be taken by the Partnership pursuant to the Underwriting Agreement conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance or other security interest upon any property or assets of any of the Partnership Entities (other than those created in connection with the Partnership’s or the Significant Subsidiaries’ credit facilities constituting SEC Documents) pursuant to (i) any Constitutive Document of any of the Partnership Entities, (ii) any SEC Document, (iii) the Delaware LP Act, the DGCL, the Delaware LLC Act, the laws of the State of Texas or federal law or (iv) any order, judgment, decree or injunction of any court or governmental agency or body known to us directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal securities laws and other anti-fraud laws.

10.	No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court or governmental agency or body under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership or the performance of the actions required to be taken by the Partnership pursuant to the Underwriting Agreement, other than (i) such consents required under state securities or “Blue Sky” laws, (ii) such consents that have been obtained or made, and (iii) filings with the Commission required in the performance by the Partnership of its obligations under Sections 5(b), (c), (f), (g), (h) and (n) of the Underwriting Agreement.

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11.	The statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Price Range of Common Units and Distributions,” “Description of Our Equity Securities—Our Common Units,” “Cash Distribution Policy,” “Description of Our Partnership Agreement,” “Material Income Tax Consequences” and “Material Tax Considerations,” insofar as they summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, are accurate and fair summaries in all material respects; and the Common Units (including the Units) conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus under the captions “Price Range of Common Units and Distributions,” “Description of Our Equity Securities—Our Common Units,” “Cash Distribution Policy,” and “Description of Our Partnership Agreement.”

12.	The Partnership Registration Statement was declared effective under the Act on August 6, 2010, and the Selling Unitholder registration statement was declared effective under the Act on April 25, 2011; to our knowledge, no stop order suspending the effectiveness of the Registration Statements has been issued and no proceedings for that purpose have been instituted or threatened by the SEC; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

13.	None of the Partnership Entities is an “investment company,” within the meaning of the Investment Company Act.

For purposes of this letter, we have assumed that each of the Preliminary Prospectus and the Prospectus was deemed to be a part of and included in the applicable Registration Statement pursuant to Rule 430B(f)(1) under the Act as of the date of the Underwriting Agreement. Our identification of documents and information as part of the Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial and accounting information, and because many determinations involved in the preparation of the applicable Registration Statement, the Preliminary Prospectus and the Prospectus are of a wholly or partially nonlegal character, except as expressly set forth in paragraph 11 of this letter and paragraphs (a) and (b) set forth below, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the applicable Registration Statement, the Preliminary Prospectus, the Prospectus and the Disclosure Package and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Partnership in connection with the preparation of the applicable Registration Statement, the Prospectus and the Disclosure Package, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Partnership, representatives of the independent public

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accountants for the Partnership, representatives of the Selling Unitholders, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the documents described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) Each of the Registration Statements (as of their respective effective date), the Preliminary Prospectus Supplement (as of its date) and the Final Prospectus Supplement (as of its date), appeared on its face to be appropriately responsive in all material respects with the requirements of the Act except that we express no view as to the antifraud provisions of the Act or the financial statements, the notes and schedules thereto and other financial and accounting data included or incorporated by reference in the applicable Registration Statement, the Preliminary Prospectus Supplement or the Final Prospectus Supplement. The Incorporated Documents, at the time that they were filed (other than the financial statements, the notes and schedules thereto and other financial and accounting data included in the Incorporated Documents, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Exchange Act except that we express no view as to the antifraud provisions of the Exchange Act. We have no knowledge of any documents that are required to be filed as exhibits to the applicable Registration Statement and are not so filed, or of any documents that are required to be (but are not) summarized in the Preliminary Prospectus Supplement or the Final Prospectus Supplement.

(b) No information has come to our attention that causes us to believe that (i) the Registration Statements (as of their respective effective dates) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of 7:00 a.m. (Houston Time) on July 15, 2011 (which you have informed us is a time prior to the time of the first sale of the Units by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Final Prospectus Supplement, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, financial schedules and other financial and accounting data contained or incorporated by reference therein.

When used in this opinion letter, the phrases “known to us”, “to our actual knowledge” and similar phrases mean the actual knowledge of facts or other information by (a) the lawyer in our firm who signed this opinion letter, (b) any lawyer in our firm actively involved in negotiating and preparing the Underwriting Agreement, the Registration Statements, the Preliminary Prospectus Supplement or the Final Prospectus Supplement, (c) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual

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matter, any lawyer in our firm who is primarily responsible for that particular opinion, issue or confirmation and (d) any lawyer in our firm actively involved in matters involving the Partnership Entities during the past twenty-four months.

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EXHIBIT B-2

OPINION OF PAMELA A. STEWART

To my knowledge, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Preliminary Prospectus or the Prospectus but are not so described as required.

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EXHIBIT B-3

OPINION OF LISKOW & LEWIS

1.	Red River Terminals, L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana. TDC, L.L.C. is a limited liability company validly existing and in good standing under the laws of the State of Louisiana.

2.	Each of Red River Terminals, L.L.C. and TDC, L.L.C. has the power and authority to own its respective properties and conduct its business in each case in all material respects, as described in the Preliminary Prospectus and the Prospectus.

3.	The execution of the Underwriting Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Underwriting Agreement does not constitute a breach of, or default under, the respective articles of organization of Red River Terminals, L.L.C. and TDC, L.L.C. or the Operating Agreement of TDC, L.L.C. and the Amended and Restated Operating Agreement of Red River Terminals, L.L.C., as subsidiaries of the Partnership.

4.	The membership interests of Red River Terminals, L.L.C. and TDC, L.L.C. are validly authorized, issued, fully paid, non-assessable equity interests.

5.	The execution of the Underwriting Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Underwriting Agreement do not create any security interest in, or lien, claim, charge or encumbrance upon, any property or assets, pursuant to the respective articles of organization of Red River Terminals, L.L.C. and TDC, L.L.C., the Amended and Restated Operating Agreement of Red River Terminals, L.L.C., or the laws of the State of Louisiana.

6.	The execution of the Underwriting Agreement by the Partnership, and the consummation of the transactions by the Partnership contemplated by the Underwriting Agreement, as applicable to Red River Terminals, L.L.C. and TDC, L.L.C., does not constitute a breach of, or default under, any State of Louisiana statute, rule, or regulation of general applicability which, in our experience, is normally applicable to transactions of the type contemplated by the Underwriting Agreement.

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EXHIBIT B-4

OPINION OF VINSON & ELKINS L.L.P.

1. Each of QEP II Genesis TE Holdco, LP and EIV Capital Fund LP (each a “Delaware Selling Unitholder”) is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware.

2. Each Delaware Selling Unitholder has the requisite limited partnership power and authority to sell and deliver its respective Selling Unitholder Units in accordance with and upon the terms and conditions set forth in the Underwriting Agreement and the Partnership Agreement. All limited partnership action required to be taken by each Delaware Selling Unitholder for (i) the sale and delivery of the Selling Unitholder Units, (ii) the execution and delivery of the Underwriting Agreement and (iii) the consummation of the transactions contemplated by the Underwriting Agreement has been validly taken.

3. The Underwriting Agreement has been duly authorized, executed and delivered by each Delaware Selling Unitholder.

4. The Selling Unitholder Units owned by the Selling Unitholders are owned free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any Selling Unitholder as debtor is on file with the Secretary of State of the State of Delaware, or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act or contained in the Partnership Agreement.

5. Upon the payment of the consideration for the Selling Unitholder Units to be sold by such Selling Unitholder and the crediting of such Selling Unitholder Units to the “security account” (within the meaning of Section 8-501(a) of the New York Uniform Commercial Code (the “UCC”)) of each of the Underwriters maintained in the records of DTC, each of the Underwriters will become an “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) of the “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC) comprising the Selling Unitholder Units purchased by it from such Selling Unitholder, and, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) with respect to such Selling Unitholder Units, each of the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) to the Selling Unitholder Units purchased by such Underwriter from such Selling Unitholder). In giving this opinion, we have assumed that when such payment, delivery and crediting occur, (i) such Selling Unitholder Units will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with the Partnership’s organizational documents and applicable law, (ii) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (iii) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

6. None of the execution, delivery and performance of the Underwriting Agreement by the Delaware Selling Unitholders (i) constitutes or will constitute a violation of the certificate of limited partnership or limited partnership agreement of the applicable Delaware Selling Unitholder. None of the execution, delivery and performance of the Underwriting Agreement by the Selling Unitholders (i) constitutes or will constitute a breach or violation

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of or a default under (or an event that, with notice and lapse of time or both, would constitute such a breach or violation of or default under), any agreement filed as an exhibit to the Registration Statement or as an exhibit to the Partnership’s Form 10-K for the year ended December 31, 2010 or any reports filed subsequent to December 31, 2010 under the Exchange Act by the Partnership in each case to which any Selling Unitholder is a party or (ii) violates or will violate the Delaware LP Act, the laws of the State of New York or the federal laws of the United States of America, excluding in the case of clauses (i) and (ii) any such breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Unitholder or materially impair the ability of the Selling Unitholders to perform their obligations under the Underwriting Agreement; provided, however, that for purposes of this paragraph, we express no opinion with respect to federal or state securities laws or any antifraud laws.

7. No consent, approval, authorization or order of, or registration, filing or qualification with, any court or governmental agency or body of the State of New York, the State of Delaware or the United States of America (a “consent”) is required to be obtained or made by the Selling Unitholders under the Delaware LP Act, the laws of the State of New York or the federal laws of the United States of America in connection with the execution, delivery and performance of the Underwriting Agreement by the Selling Unitholders or the consummation of the transactions contemplated by the Underwriting Agreement by the Selling Unitholders, except for (i) such consents required under state or federal securities laws or “Blue Sky” laws, as to which we express no opinion, (ii) such consents that have been obtained or made or (iii) such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Unitholders or materially impair the ability of the Selling Unitholders to perform their obligations under the Underwriting Agreement.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware LP Act.

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EXHIBIT B-5

OPINION OF MAPLES AND CALDER

1.	Quintana Capital Group II, L.P. (the “General Partner”) has full power and authority to enter into, execute and perform its obligations under the Underwriting Agreement.

2.	Quintana has been duly established and registered and is validly existing and in good standing as an exempted limited partnership under the laws of the Cayman Islands.

3.	Quintana has all requisite capacity, power and authority under its Partnership Agreement to enter into and perform its obligations under the Underwriting Agreement.

4.	The execution and delivery of the Underwriting Agreement by Quintana and Quintana’s performance of its obligations under the Underwriting Agreement does not and will not conflict with or result in a breach of any of the terms or provisions of Quintana’s Partnership Agreement or any law, public rule or regulation applicable to the General Partner or Quintana currently in force in the Cayman Islands.

5.	The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of Quintana Capital Group GP Ltd. acting in its capacity as general partner of Quintana Capital Group II, L.P. acting in its capacity as general partner of Quintana, and constitutes the legal, valid and binding obligations of Quintana in accordance with its terms.

6.	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery by Quintana of the Underwriting Agreement;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Underwriting Agreement against Quintana; or

(c)	the performance by Quintana of its obligations under the Underwriting Agreement.

7.	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery by Quintana of the Underwriting Agreement;

(b)	the enforcement of the Underwriting Agreement; or

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(c)	payments made under, or pursuant to the Underwriting Agreement.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

8.	It is not necessary to ensure the legality, validity, perfection or admissibility in evidence of the Underwriting Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

In rendering such opinions Maples and Calder may state that the opinions are based upon and subject to the assumptions and qualifications set out in such opinion and subject to such legal considerations as Maples and Calder deem relevant.

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EXHIBIT C

OFFICERS’ CERTIFICATE

The undersigned officer of Genesis Energy, LLC, a Delaware limited liability company (the “General Partner”), the general partner of Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), on behalf of the Partnership, does hereby certify pursuant to Section 8(h) of that certain Underwriting Agreement dated July 15, 2011 (the “Underwriting Agreement”) among the Partnership and, on behalf of the several Underwriters named therein, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and UBS Securities LLC, that as of July 20, 2011:

1. He has reviewed the Registration Statements, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus, if any.

2. The representations and warranties of the Partnership as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3. The Partnership has performed all of its obligations in all material respects under the Underwriting Agreement as are to be performed at or before the date hereof.

4. The conditions set forth in Section 8(g) of the Underwriting Agreement have been met.

5. The information disclosed in each Preliminary Prospectus and the Prospectus under “Summary—Recent Events—$160 Million Expansion of Supply and Logistics Infrastructure to Increase Service Capacity and Area, Particularly for the Prolific Eagle Ford Shale Production” is true, correct and accurate in all material respects as of the date of the Preliminary Prospectus, as of the date of the Prospectus and as of the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date above first written.

GENESIS ENERGY, LLC

Name:
Title:

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